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                                                                EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 19, 2003, except for Note 2, which is as of January 13, 2004, relating to the financial statements, which appears in Zoltek Companies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003, and our report dated December 19, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

St. Louis, Missouri
February 12, 2004